SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 8, 2016

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	001-35360	95-4557538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 984-1096

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 8, 2016, Elephant Communications Corp. (the “Company”) received a notice from NYSE MKT LLC (the “Exchange”) indicating that the Company is not currently in compliance with the Exchange’s continued listing standards as set forth in Section 1003(a)(iv) of the NYSE MKT Company Guide (the “Company Guide”), since the Company has sustained losses which are substantial in relation to its overall operations or its existing financial resources, or its financial condition has become sufficiently impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature. This notice is in addition to a notice received by the Company from the Exchange on May 26, 2016 as previously disclosed on a Current Report on Form 8-K filed by the Company on June 2, 2016, for which the Company submitted a plan of compliance on June 27, 2016.

In accordance with the Exchange’s notice, and following regular and constructive consultation with the Exchange, the Company expects to submit a revised plan of compliance by August 19, 2016 advising of actions that the Company has taken or will take to regain compliance with Section 1003(a)(iv) of the Company Guide by September 30, 2016. In the very unlikely event that the Company does not submit a plan, or if the plan is not accepted, delisting procedures may commence. If the plan is accepted, the Company will be subject to periodic reviews and continued compliance with the plan. Furthermore, if the plan is accepted but the Company is not in compliance with Section 1003(a)(iv) by September 30, 2016 or does not make progress consistent with the plan, the Exchange may initiate delisting procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 12, 2016	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Gary G Brandt
Name: Gary G Brandt
Title: Chief Restructuring Officer